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Exhibit 10.2    Amendment To The Eagle Broadband, Inc. 2002 Stock Incentive Plan


                              EAGLE BROADBAND, INC.
                            2002 STOCK INCENTIVE PLAN

                                    AMENDMENT



Article One, Section V, Paragraph A of the subject plan, as reads:

                                   ARTICLE ONE
                               GENERAL PROVISIONS

V. STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be 1,500,000 shares.

Is hereby amended to read as follows:

                                   ARTICLE ONE
                               GENERAL PROVISIONS

V. STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan (1,500,000 shares) is increased by an additional 2,000,000 shares, resulting in a total of 3,500,000 shares of Common Stock reserved for issuance over the term of the Plan.


                                    Attested to by the Secretary of Eagle
                                    Broadband, Inc., as adopted by the Board of Directors, effective as of the 7th day of January 2003 (the "Effective Date").


                                    /s/ Christopher W. Futer
                                    --------------------------------------------
                                    Christopher W. (Jim) Futer
                                    Corporate Secretary